Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 filed with the Securities and Exchange Commission and Form AC filed with the Office of Thrift Supervision of our report dated May 30, 2007 on the consolidated financial statements of Beacon Federal.  We also consent to the references to us under the headings “Material Income Tax Consequences” and “Experts” in this Registration Statement on Form S-1 and Form AC.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Livingston, New Jersey
June 4, 2007